EXHIBIT 99.1

Angel Oak Mortgage, Inc. Closes Third Non-QM Securitization Since Initial Public Offering

ATLANTA — February 23, 2022 — Angel Oak Mortgage, Inc. (NYSE: AOMR), a leading real estate finance company focused on acquiring and investing in first-lien, nonqualified mortgage loans and other mortgage-related assets in the U.S. mortgage market, announces the closing of a $537.6 million securitization (AOMT 2022-1) backed by a pool of residential mortgage loans. As of this closing, the company has securitized over $1.2 billion of non-QM loans since the company’s June initial public offering. This was the company’s eighth securitization and its third sole securitization since its initial public offering, as well as the 30th residential securitization overall completed under its affiliate’s AOMT shelf.

“Given current market conditions, we are very pleased with the execution of this securitization,” said Brandon Filson, Chief Financial Officer of Angel Oak Mortgage, Inc. Angel Oak Mortgage’s affiliated mortgage companies recently announced that they anticipate originating over $7.5 billion in non-QM loans in 2022, compared to $3.9 billion originated in 2021. “Angel Oak’s leadership within the non-QM space will continue to differentiate us in the market, and we are excited for the continued growth possible in 2022,” Filson said.

The company placed residential mortgage-backed securities with a face value of $520.9 million at a 3.06% weighted average cost of funding. The remaining value and economic return of the collateral will be retained by the company. The loans underlying the securitization had a weighted average coupon of 4.48%. At deal closing, AOMT 2022-1 consisted of 1,138 loans. The securitization had an average credit score of 744, a loan-to-value ratio of 70.6% and a debt-to-income ratio of 32.7%. The transaction’s senior tranche received Fitch’s AAA rating.

Forward-Looking Statements
This press release contains certain forward-looking statements that are subject to various risks and uncertainties, including, without limitation, statements relating to the performance of the company’s investments and its financing needs and arrangements. Forward-looking statements are generally identifiable by the use of forward-looking terminology, such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict” and “continue,” or by the negatives of these words and phrases or other similar words or expressions. Forward-looking statements are based on certain assumptions; discuss future expectations; describe existing or future plans and strategies; contain projections of results of operations, liquidity and/or financial conditions; or state other forward-looking information. The company’s ability to predict future events or conditions, their impact, or the actual effect of existing or future plans or strategies is inherently uncertain, in particular due to the uncertainties created by the COVID-19 pandemic, including the projected impact of the COVID-19 pandemic on the company’s business, financial results and performance. Although the company believes that such forward-looking statements are based on reasonable assumptions, actual results and performance in the future could differ materially from those set forth in or implied by such forward-looking statements. You are cautioned not to place undue reliance on these forward‐looking statements, which reflect the company’s views only as of the date of this press release. Additional information concerning factors that could cause actual results and performance to differ materially from these forward-looking statements is contained from time to time in the company’s filings with the Securities and Exchange Commission. Except as required by applicable law, neither the company nor any other person assumes responsibility for the accuracy and completeness of the forward‐looking statements. The company does not undertake any obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise.

About Angel Oak Mortgage Inc.
Angel Oak Mortgage Inc. is a real estate finance company focused on acquiring and investing in first-lien, non-QM loans and other mortgage-related assets in the U.S. mortgage market. The company’s objective is to generate attractive risk-adjusted returns for its stockholders through cash distributions and capital appreciation across interest rate and credit cycles. The company is externally managed and advised by an affiliate of Angel Oak Capital Advisors LLC, which, collectively with its affiliates, is a leading alternative credit manager with a vertically integrated mortgage-origination platform. Additional information about the company is available at www.angeloakreit.com.

Contacts

Investors:
investorrelations@angeloakreit.com
855-502-3920

Media:
Bernardo Soriano, Gregory FCA for Angel Oak Mortgage Inc.
914-656-3880
bernardo@gregoryfca.com

Company Contact:
Randy Chrisman, Chief Marketing and Corporate Investor Relations Officer, Angel Oak Capital Advisors
404-953-4969
randy.chrisman@angeloakcapital.com